Exhibit 99.2

	Supplemental Information
	Three Month Periods Ended September 30, 2003 and 2002		Nine Month Periods Ended September 30, 2003 and 2002
	2003	2002	2003	2002	Month to date October 28, 2003	Month to date October 28, 2002
	(unaudited)		(unaudited)		(unaudited)
Casino
Table Games Drop	$77,146,799	$74,517,697	$224,993,789	$225,098,831
Table Games Win	$10,664,922	$10,347,961	$29,409,652	$30,679,063
Table Games Hold %	13.8%	13.9%	13.1%	13.6%	13.5%	15.5%
Average # of Tables	91	94	91	92
Win/Table/Day	$1,274	$1,197	$1,184	$1,221

Slot Handle	$85,417,812	$95,542,779	$268,167,172	$262,896,441
Slot Win	$4,305,042	$4,662,523	$12,760,359	$11,217,821
Slot Hold %	5.0%	4.9%	4.8%	4.3%	5.6%	3.1%
Average # of Slots	558	563	559	566
Win/Slot/Day	$84	$90	$84	$73	$109	$56

Hotel
Occupancy	96.8%	96.1%	95.6%	95.9%	96.7%	94.0%
ADR	$133	$113	$130	$115	$137	$119
REVPAR	$136	$113	$128	$111

Other
Cash in Bank as of September 30, 2003 approximately $9.0 million
Capital expenditures during three months ended September 30, 2003 approximately $5.9 million